UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 27, 2011

AURASOUND, INC.
(Exact name of registrant as specified in Charter)

Nevada	000-51543	20-5573204
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

2850 Red Hill Avenue, Suite 100
Santa Ana, California 92705
(Address of Principal Executive Offices)

(949) 829-4000
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 27, 2011, the Board of Directors (the “Board”) of Aurasound, Inc. (the “Company”) approved and adopted the Company’s 2011 Stock Incentive Plan (the “2011 Plan”).

The 2011 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants and stock appreciation rights.  Participants in the 2011 Plan may be granted any one of the above equity awards or any combination thereof, as determined by the Board.  A maximum of 5,000,000 shares of common stock may be issued and sold under all awards granted under the 2011 Plan.  The maximum number of shares of common stock with respect to one or more awards that may be granted to any one participant during any calendar year shall be 200,000.

The Board may delegate administration of the 2011 Plan to a committee comprised of no fewer than two members of the Board, which shall have such powers and authority as may be necessary or appropriate to administer the 2011 Plan.  Any person who is an employee of or a consultant or other service provider to the Company or any affiliate thereof, or any person who is a non-employee director of the Company is eligible to be designated by the administrator of the 2011 Plan to receive awards and become a participant under the 2011 Plan.

Unless previously terminated by the Board, the 2011 Plan will terminate on July 27, 2021, which is the tenth anniversary of the date of its adoption by the Board.

The foregoing description of the 2011 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2011 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
10.1	2011 Stock Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurasound, Inc.

Date:August 2, 2011	By:	/s/ Harald Weisshaupt
	Name:	Harald Weisshaupt
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	2011 Stock Incentive Plan